UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2016

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2016, Outerwall Inc. (the “Company”) and Engaged Capital, LLC and certain of its affiliates (“Engaged Capital”) entered into an amendment (the “Amendment”) to that certain Cooperation Agreement, dated April 11, 2016 (the “Cooperation Agreement”), following the Company’s entry into that certain Agreement and Plan of Merger, dated July 24, 2016 (the “Merger Agreement”), among the Company, Aspen Parent, Inc. (“Parent”), Aspen Merger Sub, Inc. (“Outerwall Merger Sub”), Redwood Merger Sub, Inc. (“Redbox Merger Sub”) and Redbox Automated Retail, LLC. Pursuant to the Amendment, the parties agreed to postpone Engaged Capital’s right to cause the Company’s Board of Directors (the “Board”) to appoint the two Additional Independent Directors (as defined in the Cooperation Agreement) until after termination, if any, of the Merger Agreement. The Board further agreed that until any termination of the Merger Agreement it would not accept the resignation letter delivered to the Company by the Initial Independent Director (as defined in the Cooperation Agreement) that would otherwise become effective as a result of Engaged Capital’s aggregate beneficial ownership decreasing to less than the Minimum Ownership Threshold (as defined in the Cooperation Agreement).

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, as well as the text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 12, 2016.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2016, the Company entered into an Addendum to Change of Control Agreement (the “Addendum”) with the Company’s chief executive officer, Erik E. Prusch, dated as of August 2, 2016, in connection with the Company’s entry into the Merger Agreement. Pursuant to the Addendum, Mr. Prusch agreed to be bound by non-compete provisions for a period of two years following the closing of the merger of Outerwall Merger Sub with and into the Company as contemplated by the Merger Agreement (the “Outerwall Merger”). If Mr. Prusch violates the non-compete provisions contained in the Addendum, he will immediately forfeit all cash payments received for accelerated equity in the Outerwall Merger and all payments made or to be made under Section 5.1 of the Change of Control Agreement between the Company and Mr. Prusch, dated as of July 31, 2015, and return to the Company all such payments previously made.

The foregoing summary of the Addendum is qualified in its entirety by reference to the text of the Addendum, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Cooperation Agreement by and among Outerwall Inc. and Engaged Capital, LLC and certain of its affiliates, dated as of August 2, 2016.

10.2	Addendum to Change of Control Agreement, dated as of August 2, 2016, between Outerwall Inc. and Erik E. Prusch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: August 5, 2016	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Cooperation Agreement by and among Outerwall Inc. and Engaged Capital, LLC and certain of its affiliates, dated as of August 2, 2016.

10.2	Addendum to Change of Control Agreement, dated as of August 2, 2016, between Outerwall Inc. and Erik E. Prusch.